EXHIBIT 99.1

OSI Systems Announces Agreement with TSA

HAWTHORNE, CA. – January 17, 2013 – OSI Systems, Inc. (NASDAQ: OSIS), a vertically-integrated provider of specialized electronics and services, announced today that Rapiscan Systems, its Security division, has reached an agreement with the U.S. Transportation Security Administration (TSA) regarding the Rapiscan Secure 1000SP Advanced Imaging Technology (AIT) systems and Automated Target Recognition (ATR) software. The agreement relates to the contract underlying the issues raised in a ‘show cause’ letter delivered to the Company by the TSA on November 9, 2012.

“We are pleased to reach a mutually satisfactory agreement with the TSA,” OSI Systems President and CEO, Deepak Chopra, commented. “We have had a close working relationship with TSA and its predecessor agencies for the better part of two decades, during which time we have together pioneered many of the transportation security technologies in use today. As we continue that relationship, we look forward to continuing to provide leading-edge technologies and services to the TSA.”

Under the terms of the agreement, Rapiscan and TSA determined that the Secure 1000SP, would not be ready to meet the next level of ATR software by the congressionally-mandated June 2013 deadline. As the Secure 1000SP has been operated by TSA as an effective imaging system, TSA plans to deploy these systems, with Rapiscan’s assistance, to U.S. government agencies that already rely on the Secure 1000 product line or can enhance their security programs with the Secure 1000SP. The agreement enables the U.S. government to continue to benefit from the investments made by TSA, while allowing TSA to meet the congressional ATR mandate. The agreement results in the mutually-agreed conclusion of ATR software development for the Secure 1000SP, but continues Rapiscan’s overall contract with TSA for AIT systems.

Under Rapiscan’s contract to provide AIT systems, the Company did not sell any AIT units to the TSA in fiscal 2012 or fiscal 2013. The Company had approximately $5 million of backlog with respect to ATR software development as of September 30, 2012, which will be de-booked. The Company expects to report a related $2.7 million one-time impairment and other charge in the quarter ended December 31, 2012. While the Company reached agreement with the TSA regarding the AIT/ATR contract, final resolution of the show cause letter is subject to Department of Homeland Security disposition. The Company is currently working to complete that process.

About OSI Systems, Inc.

OSI Systems, Inc. is a vertically integrated designer and manufacturer of specialized electronic systems and components for critical applications in the homeland security, healthcare, defense and aerospace industries. We combine more than 30 years of electronics engineering and manufacturing experience with offices and production facilities in more than a dozen countries to implement a strategy of expansion into selective end product markets. For more information on OSI Systems, Inc. or any of its subsidiary companies, visit www.osi-systems.com. News Filter: OSIS-G

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to the Company’s current expectations, beliefs, projections and similar expressions concerning matters that are not historical facts and are not guarantees of future performance. Forward-looking statements involve uncertainties, risks, assumptions and contingencies, many of which are outside the Company’s control, that may cause actual results to differ materially from those described in or implied by any forward-looking statement. All forward-looking statements are based on currently available information and speak only as of the date on which they are made. The Company assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent it is required to do so in connection with its ongoing requirements under Federal securities laws. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended June 30, 2012 and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. SOURCE: OSI Systems, Inc.

OSI Systems, Inc.

Ajay Vashishat

Vice President, Investor Relations

866-617-0796

rapiscanmedia@rapiscansystems.com